UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): November 3, 2006

TEXAS INSTRUMENTS INCORPORATED

(Exact name of registrant as specified in charter)

DELAWARE	001-03761	75-0289970
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

12500 TI BOULEVARD

P.O. BOX 660199

DALLAS, TEXAS 75266-0199

(Address of principal executive offices)

Registrant’s telephone number, including area code: (972) 995-3773

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.	Other Events

On January 8, 2006, the Registrant entered into an agreement to sell substantially all of its former Sensors & Control segment to an affiliate of Bain Capital, LLC for $3 billion in cash. This sale was completed on April 27, 2006. The former Sensors & Controls business acquired by Bain Capital, LLC was renamed Sensata Technologies. As a result of the decision to sell and in accordance with generally accepted accounting principles, the Registrant began reporting that business as discontinued operations in its Quarterly Report on Form 10-Q for the period ending March 31, 2006.

The Registrant is filing this Current Report on Form 8-K to provide revised financial information and management’s discussion and analysis that presents the former Sensors & Controls business as discontinued operations. Exhibit 99 to this Report contains the revised information, which is provided for all periods presented in the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2005, filed with the Securities and Exchange Commission on February 28, 2006.

Other than as required to reflect the changes in discontinued operations described above and the subsequent events disclosure in Note 22 to the financial statements, the information presented in Exhibit 99 does not reflect events occurring after the filing of the original Form 10-K for the year ended December 31, 2005. For information concerning significant developments and other changes to the Registrant’s business since the filing of its original Form 10-K, please review the Registrant’s subsequent SEC filings.

ITEM 9.01.	Exhibits

Designation of Exhibit in this Report	Description of Exhibit
23	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

99	Revised items included in Registrant’s 2005 Form 10-K:

Item 6. Selected Financial Data

Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations

Item 8. Financial Statements and Supplementary Data

Exhibit 12 Computation of Ratio of Earnings to Fixed Charges

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This report includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by phrases such as TI or its management “believes,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates” or other words or phrases of similar import. Similarly, statements in this report that describe the Company’s business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. All such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those in forward-looking statements.

We urge you to carefully consider the following important factors that could cause actual results to differ materially from the expectations of the Company or its management:

•	Market demand for semiconductors, particularly for analog chips and digital signal processors in key markets such as communications, entertainment electronics and computing;

•	TI’s ability to maintain or improve profit margins, including its ability to utilize its manufacturing facilities at sufficient levels to cover its fixed operating costs, in an intensely competitive and cyclical industry;

•	TI’s ability to develop, manufacture and market innovative products in a rapidly changing technological environment;

•	TI’s ability to compete in products and prices in an intensely competitive industry;

•	TI’s ability to maintain and enforce a strong intellectual property portfolio and obtain needed licenses from third parties;

•	Expiration of license agreements between TI and its patent licensees, and market conditions reducing royalty payments to TI;

•	Economic, social and political conditions in the countries in which TI, its customers or its suppliers operate, including security risks, health conditions, possible disruptions in transportation networks and fluctuations in foreign currency exchange rates;

•	Natural events such as severe weather and earthquakes in the locations in which TI, its customers or its suppliers operate;

•	Availability and cost of raw materials, utilities and critical manufacturing equipment;

•	Changes in the tax rate applicable to TI as the result of changes in tax law, the jurisdictions in which profits are determined to be earned and taxed, the outcome of tax audits and the ability to realize deferred tax assets;

•	Losses or curtailments of purchases from key customers and the timing and amount of distributor and other customer inventory adjustments;

•	Customer demand that differs from company forecasts;

•	The financial impact of inadequate or excess TI inventories to meet demand that differs from projections;

•	Product liability or warranty claims, or recalls by TI customers for a product containing a TI part;

•	TI’s ability to recruit and retain skilled personnel; and

•	Timely implementation of new manufacturing technologies, installation of manufacturing equipment and the ability to obtain needed third-party foundry and assembly/test subcontract services.

For a more detailed discussion of these factors, see the text under the heading “Risk Factors” in Item 1A of the Company’s most recent Form 10-K. The forward-looking statements included in this report on Form 8-K are made only as of the date of this report, and the Company undertakes no obligation to update the forward-looking statements to reflect subsequent events or circumstances.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEXAS INSTRUMENTS INCORPORATED

Date: November 3, 2006	By:	/s/ Kevin P. March
Kevin P. March
Senior Vice President and Chief Financial Officer